Exhibit A
                                                                    Page 1 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                            As of December 31, 2003
                            -----------------------
                                 (In Thousands)




Assets

Current Assets:
    Cash and cash equivalents                                   $    9,281
    Accounts receivable:
      Customers                                                     74,130
      Other                                                         10,179
    Notes receivable                                                 2,965
    Prepayments and other                                           16,016
                                                                 ---------
                                                                   112,571

Property, Plant and Equipment                                       13,603
                                                                 ---------

Investments:
    Other                                                            1,622
                                                                 ---------
                                                                     1,622
                                                                 ---------

Deferred Charges:
    Goodwill, net                                                   63,136
    Accumulated deferred income tax benefits                         1,059
    Other                                                                -
                                                                 ---------
                                                                    64,195
                                                                 ---------

         Total Assets                                           $  191,991
                                                                 =========

                                                                   Exhibit A
                                                                   Page 2 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                            As of December 31, 2003
                            -----------------------
                                 (In Thousands)





Liabilities and Capitalization

Current Liabilities:
    Accounts payable
      Other                                                     $   10,580
      Associated companies                                           4,575
    Accrued income taxes                                                 -
    Other                                                           45,218
                                                                 ---------
                                                                    60,373
                                                                 ---------

Capitalization:
    Common stockholder's equity                                    131,342
    Long-term debt                                                       -
                                                                 ---------
                                                                   131,342
                                                                 ---------

Deferred Credits:
    Other                                                              276
                                                                 ---------
                                                                       276
                                                                 ---------

         Total Liabilities and Capitalization                   $  191,991
                                                                 =========

                                                                   Exhibit A
                                                                   Page 3 of 3

                                 MYR GROUP INC.
                Consolidated Statement of Operations (Unaudited)
                 For the Twelve Months Ended December 31, 2003
                 ---------------------------------------------
                                 (In Thousands)





Revenues                                                         $ 438,710
                                                                  --------

Expenses:
     Other operation expenses                                      444,087
     Provision for depreciation and amortization                     1,757
                                                                  --------
         Total expenses                                            445,844
                                                                  --------

Loss before Interest and Income Taxes                               (7,134)

Interest expense                                                        33

Income tax benefit                                                  (5,319)
                                                                  --------

Net Loss                                                         $  (1,848)
                                                                  ========